UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 27, 2021

SSB BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55898	82-2776224
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

8700 Perry Highway, Pittsburgh, Pennsylvania		15237
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (412) 837-6955

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ⌧

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ◻

Item 8.01 Other Events.

On January 27, 2021, the Board of Directors of SSB Bancorp, Inc. (the “Company”) authorized senior management of the Company to take the requisite action to terminate the registration of the Company’s common stock, par value $0.01 per share, under the Securities and Exchange Act of 1934, as amended.  The Company is the bank holding company for SSB Bank (the “Bank”).

The Company intends to file a Form 15 (Certification and Notice of Termination from Registration) with the Securities and Exchange Commission (the “SEC”) on or about February 12, 2021.  Upon the filing of the Form 15, the Company’s obligation to file periodic reports with the SEC, including Forms 10-K, 10-Q and 8-K, will be suspended immediately, and will terminate when deregistration becomes effective 90 days after the Form 15 is filed.  Once deregistration becomes effective, the Company will no longer be required to file reports and forms with the SEC, including Forms 10-K, Forms 10-Q and Forms 8-K.  The Bank, however, will continue to report detailed quarterly financial results via its Call Reports, which are publicly available on the Federal Deposit Insurance Corporation’s website at www.fdic.gov.

The Company anticipates that its common stock will continue to be quoted on the OTCPink Market (where it is currently quoted) to the extent market makers continue to make a market in the Company’s shares.  No guarantee, however, can be made that a trading market in the Company’s common stock in any over-the-counter market will be maintained.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SSB BANCORP, INC.

Dated: January 27, 2021	By:	/s/ J. Daniel Moon, IV
J. Daniel Moon, IV
President and Chief Executive Officer